Exhibit 10.1

Ninth Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of April 28, 2025.

WHEREAS, pursuant to Section 16.2 of the Plan, the Talent and Compensation Committee (the “Committee”) desires to amend Section 16.2 of the Plan to clarify the effect of certain amendments to the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.
Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have their respective meanings ascribed to them in the Plan.

2.
Amendment. Section 16.2 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Amendment and Termination. The Committee may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, except as provided in Section 15.8, Section 15.20 or as otherwise determined by the Committee as it deems necessary to comply with applicable laws, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award; and provided, further, that the adoption by the Committee of any increase in the maximum number of shares of Common Stock reserved for issuance under the Plan shall be deemed the adoption of a new plan for purposes of Section 6.7(e). The Committee may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of The NASDAQ Global Market or other exchange or securities market or for any other purpose.

3. Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4. Effectiveness. This Amendment is effective as of the date first written above.

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